UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 1, 2010
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26679	04-3141918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Main Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In connection with our proposed underwritten offering of common stock, which we announced today, we are filing this Current Report on Form 8-K to provide the following information regarding executive compensation, which we incorporate by reference herein:
•	The following information set forth in our Definitive Proxy Statement dated April 21, 2009, filed with the SEC on April 21, 2009:
o	The information set forth under the headings “Information About Our Directors and Executive Officers,” “Corporate Governance,” “Information About Stock Ownership” and “Other Matters — Related Party Transactions”; and

o	The information set forth under the sub-headings “Executive Compensation,” “Compensation Discussion and Analysis,” “Overview,” “Target Total Cash Compensation,” “Base Salary and Incentive Compensation,” “Equity Incentive Awards,” “Other Compensation,” “Pension Benefits,” “Chief Executive Officer Compensation,” “Summary Compensation Table for 2008,” “Grants of Plan-Based Awards for 2008,” “Employment Contracts, Termination of Employment and Change of Control Arrangements,” “Outstanding Equity Awards at Fiscal Year-End for 2008,” “Stock Option Exercises and Stock Vested for 2008,” “Director Compensation” and “Compensation Committee Interlocks and Insider Participation” in the section entitled “Compensation of Our Executive Officers and Directors.”
•	The information set forth under Item 5.02 in our Current Report on Form 8-K dated March 24, 2009, filed with the SEC on March 30, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: February 1, 2010	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer